Exhibit 99.1

Company Contact:	Investor Relations Contact:
Alexander Shen	Hayden IR
Chief Executive Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5108	Email: brett@haydenir.com
Email: shena@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces Appointment of Interim Principal Financial Officer and Addresses Late Filing for FY25 Q3

Westminster, MA – February 14, 2025 – TechPrecision Corporation (NASDAQ:TPCS) (“TechPrecision” or “the Company”), today announced that the Board of Directors of the Company, appointed Alexander Shen, the Company’s Chief Executive Officer, to serve as the interim principal financial officer and principal accounting officer of the Company, effective at 5:30 p.m. February 14, 2025, after the previously disclosed resignation of Richard Roomberg, the Company’s former Chief Financial Officer, took effect. Mr. Shen will serve in these capacities while the Company searches for a replacement for Mr. Roomberg.

The company has reported separately in Form 12b-25 that it is unable to file its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the period ended December 31, 2024 within the prescribed time period.

Alexander Shen stated, “For FY25 Q3, ending December 31, 2024, the company is targeting Friday, Mar 7, 2025 to file. Filing on March 7, 2025 will result in 21 days late. The table below shows the last 12 months filing trend and the days late.”

Fiscal year	Fiscal qtr	Quarter end	Filing	SEC due date	Actual filing date	Days late
FY24	Q3	12/31/2023	10-Q	Wed, 02/14/2024	Fri, 03/01/2024	-16

FY24	Year	03/31/2024	10-K	Mon, 07/01/2024	Fri, 09/13/2024	-74

FY25	Q1	06/30/2024	10-Q	Wed, 08/14/2024	Thu, 11/07/2024	-85

FY25	Q2	09/30/2024	10-Q	Thu, 11/14/2024	Tue, 01/21/2025	-68

FY25	Q3	12/31/2024	10-Q	Fri, 02/14/2025	Fri, 03/07/2025	-21
					[TARGET]

“Resource drain from acquisition activity is the single major contributor to TechPrecision's late SEC filings. Timely reporting is one of our fundamentals; we have been taking steps to achieve and consistently maintain compliance to this requirement.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco. The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Leveraging our 145,000 square foot facilities, Ranor provides a full range of custom solutions to transform material into precision finished welded components and precision finished machined components up to 100 tons: manufacturing engineering, materials management and traceability, high-precision heavy fabrication (in-house fabrication operations include cutting, press and roll forming, welding, heat treating, assembly, blasting and painting), heavy high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including portable CMM, NonDestructive Testing, and final packaging.

All manufacturing at Ranor is performed in accordance with customer requirements. Ranor is an ISO 9001:2015 certificate holder. Ranor is a US defense-centric company with over 95% of its revenue in the defense sector. Ranor is registered and compliant with ITAR.

The manufacturing operations of our Stadco subsidiary are situated in an industrial self-contained multi-building complex comprised of approximately 183,000 square feet under roof in Los Angeles, California. Stadco manufactures large mission-critical components on several high-profile military aircraft, military helicopter, and military space programs. Stadco has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also manufactures tooling, molds, fixtures, jigs and dies used in the production of defense-centric aircraft components.

Our Stadco subsidiary, similar to Ranor, provides a full range of custom solutions: manufacturing engineering, materials management and traceability, high-precision fabrication (in-house fabrication operations include waterjet cutting, press forming, welding, and assembly) and high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including both fixed and portable CMM NonDestructive Testing, and final packaging. In addition, Stadco features a large electron beam welding cell, and two NonDestructive Testing work cells, a unique mission-critical technology set.

All manufacturing at Stadco is performed in accordance with customer requirements. Stadco is an AS 9100 D and ISO 9001:2015 certificate holder and a NADCAP NonDestructive Testing certificate holder. Stadco is a US defense-centric company with over 60% of its revenue in the defense sector. Stadco is registered and compliant with ITAR.

To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; our ability to regain compliance with the continued listing requirements of Nasdaq; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.